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                                                                   EXHIBIT 10.19


                              MANAGEMENT AGREEMENT

                                      WITH

                             BERKSHIRE PARTNERS LLC

          AGREEMENT entered into as of the 26th day of November, 1997, between Berkshire Partners LLC, a Massachusetts limited liability company (the "Consultant"), and Holmes Products Corp., a Massachusetts corporation (the "Company").

          WHEREAS, the Consultant has staff specially skilled in corporate finance, strategic corporate planning, and other management skills and services;

          WHEREAS, as of the date hereof, an affiliate of the Consultant, has purchased shares of the Company's common stock;

          WHEREAS, the Company will require the Consultant's special skills and management advise on services in connection with the general business operations of the Company; and

          WHEREAS, the Consultant is willing to provide such skills and services to the Company.

          NOW THEREFORE, in consideration of the rights and obligations set forth herein, the parties agree as follows:

         1. ENGAGEMENT. The Company hereby engages the Consultant for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide consulting and management advisory services to the Company. These services will be in the areas of financial and strategic corporate planning and finance and in such other management areas as the Consultant and the Company shall mutually agree. In consideration of the compensation herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein.

         2. TERM. The engagement hereunder shall be for a term commencing on the date hereof and expiring on the fifth (5th) anniversary hereof (the "Term"). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Consultant or the Company shall give notice to the other at least ninety (90) days prior to the end of the Term (or any annual extension thereof) indicating that it does not intend to further extend this Agreement. Notwithstanding the foregoing, this Agreement will automatically expire upon the later of (i) such time as Consultant and its affiliated and related entities and funds own less than forty percent (40%) of the Company's Common Stock Equivalents (as such term is defined in the Company's Stockholders' Agreement) or (ii) such time as Consultant and its affiliated and related entities and funds, taken as a single group, own fewer Common Stock Equivalents than the Management Stockholders (as such term is defined in the Company's Stockholders' Agreement), taken as a single group.




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         3.   SERVICES TO BE PERFORMED. The Consultant shall devote substantial time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant shall perform services under this Agreement directly through its employees or agents. The Company acknowledges that the Consultant's services to it are not exclusive and that the Consultant will render similar services to other persons.

         4. CONFIDENTIALITY. The Consultant shall maintain the confidentiality of all non-public information of the Company which may come into its possession as a result of the performance of services under this Agreement, and shall use its best efforts to ensure that its employees, agents and outside consultants also maintain the confidentiality of such information.

         5.   COMPENSATION: EXPENSE REIMBURSEMENT.

              5.1 The Company shall pay to the Consultant, on the date hereof, a structuring fee in the amount of $1,500,000 for arranging financing, consulting with management of the Company and certain other transactions on behalf of the Company.

              5.2 In consideration of the Consultant's provision of management, advisory, and consultant services to the Company hereunder.. the Company shall pay the Consultant an annual fee of Four Hundred Thousand Dollars ($400,000), which shall be paid in equal monthly installments on the first day of each month commencing with the first day of the month immediately following the date hereof.

              5.3 The Consultant shall be reimbursed for expenses reasonably incurred in connection with the services provided hereunder, such as travel, lodging and similar out-of-pocket costs reasonably incurred by the Consultant in connection with the performance of such services hereunder. Reimbursement shall be made only upon presentation to the Company by the Consultant of reasonably itemized documentation.

         6. INDEMNIFICATION. In addition to their agreements and obligations under this Agreement and any other agreement in effect from time to time, the Company agrees to indemnify and hold harmless the Consultant and its affiliates (including its officers, directors, partners, employees and agents) from and against any and all claims, liabilities, expenses, costs, losses and damages (or actions in respect thereto in any way related to or arising out of the performance by the Consultant of services under this Agreement and to reimburse the Consultant and any other such indemnified person for an), legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the Consultant's performance under this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that the Company shall not be responsible under this Section 6 for any claims, liabilities, losses, damages or expenses to the extent that it is finally judicially determined that the), result from actions taken





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or omitted to be taken by the Consultant (or such other indemnified person) due to the Consultant's (or such other indemnified person's) gross negligence or willful misconduct.

         7. NOTICE. All notices hereunder, to be effective, shall be in writing and shall be band delivered or mailed by certified mail, postage prepaid as follows:

(i)      If to Consultant:

                  Berkshire Partners LLC
                  One Boston Place, Suite 3300
                  Boston, MA 02108
                  Facsimile: (617) 227-6105
                  Attention: Richard K. Lubin

         With a copy to:

                  Hutchins, Wheeler & Dittmar
                  A Professional Corporation
                  101 Federal Street
                  Boston, MA 02110
                  Facsimile: (617) 951-1295
                  Attention: James Westra, Esq.

(ii)     If to the Company:

                  Holmes Products Corp.
                  233 Fortune Boulevard
                  Milford, MA 01757
                  Facsimile No: (508)634-1211
                  Attention: President

         8. MODIFICATIONS. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing, signed by the parties.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but may not be assigned by either part), without the prior written consent of the other.

        10. CAPTIONS. Captions have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

        11. SEVERABILITY. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of an), other provision.




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          12. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of The Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Commonwealth of Massachusetts principles of conflicts of laws).

          13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, box all of which together will constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have duly executed this agreement as a scaled instrument as of the date first above written.


BERKSHIRE PARTNERS LLC                      HOLMES PRODUCTS CORP.


By: /s/ Richard K. Lubin                    By: /s/ Jordan A. Kahn
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